Exhibit 8.1

June 22, 2018

Allegiance Bancshares, Inc.

8847 West Sam Houston Pkwy., N., Suite 200

Houston, Texas 77040

Ladies and Gentlemen:

We have acted as counsel to Allegiance Bancshares Inc., a Texas corporation (“Allegiance”), in connection with the Agreement and Plan of Reorganization, dated as of April 30, 2018 (the “Merger Agreement”), by and between Allegiance and Post Oak Bancshares, Inc., a Texas corporation (“Post Oak”), pursuant to which Post Oak will merge with and into Allegiance, with Allegiance continuing as the surviving corporation (the “Merger”). The Merger is described in the Registration Statement on Form S-4 (the “Registration Statement”) filed by Allegiance with the U.S. Securities and Exchange Commission (the “Commission”).

In preparing our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (a) the Merger Agreement, including the exhibits, schedules and other attachments thereto, (b) the Registration Statement, including the exhibits, schedules and other attachments thereto, and (c) the representations letters of Allegiance and Post Oak delivered to us for purposes of rendering our opinion (the “Representation Letters”) and (d) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such documents. In making our examination of documents executed, or to be executed, we have assumed that the parties thereto had, or will have, the legal authority to enter into and to perform all obligations thereunder.

In rendering our opinion, we have assumed, with your permission, that (A) the Merger will be consummated in the manner described in the Merger Agreement and the Registration Statement, (B) the Merger Agreement is the only agreement or understanding containing or comprising the substantive terms of the Merger, (C) none of the terms or conditions contained in the Merger Agreement will be waived or modified, (D) the Merger Agreement, the Registration Statement and Representation Letters accurately reflect the facts relating to the Merger, (E) the parties to the Merger Agreement have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, (F) all of the representations and warranties set forth in the Merger Agreement and the Registration Statement are true and accurate, and (G) there will be no change in applicable law between the date hereof and the effective time of the Merger. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the Merger Agreement, the Registration Statement and the Representation Letters. For purposes of our opinion, we have not independently verified any of the facts, representations or covenants set forth in the Merger Agreement, the Registration Statement, the Representation Letters or any other document (other than verification as we have deemed necessary to fulfill our professional responsibilities as counsel).

AUSTIN  CONNECTICUT  DALLAS  DUBAI  HOUSTON  LONDON  NEW YORK   SAN ANTONIO  SEATTLE  WASHINGTON, DC

June 22, 2018

We hereby confirm to you that the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger” represents our opinion insofar as it sets forth the U.S. federal income tax consequences of the Merger to the holders of Post Oak common stock, subject to the qualifications and assumptions set forth therein and herein.

The foregoing opinion is based on and limited to U.S. federal income tax matters (as further qualified herein), and we render no opinion with respect to the law of any other jurisdiction (including any state, local or foreign jurisdiction). Our opinion is expressed as of the date hereof, and we undertake no responsibility to advise you of any new developments in the application or interpretation of the relevant U.S. federal income tax laws.

No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement and the Registration Statement. Furthermore, no opinion is expressed as to any matter whatsoever, including the Merger, if, to the extent relevant to our opinion, either (i) any of the transactions described in the Merger Agreement is consummated other than in accordance with the terms of the Merger Agreement or is consummated subject to the waiver or breach of any provision thereof or (ii) any of the factual statements, representations, warranties or assumptions upon which we have relied, including those set forth in the Merger Agreement, the Registration Statement and the Representation Letters, is not true and accurate at all relevant times.

We are furnishing this opinion to you solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name therein under the captions “Material U.S. Federal Income Tax Consequences of the Merger” and “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Bracewell LLP

Bracewell LLP

AUSTIN  CONNECTICUT  DALLAS  DUBAI  HOUSTON  LONDON  NEW YORK   SAN ANTONIO  SEATTLE  WASHINGTON, DC